Exhibit 99.4

Exhibit 2
Phase I Environmental Report

ENVIRONMENTAL SITE ASSESSMENT PHASE I

SHANGAI ARCOTRONICS COMPONENTS & MACHINERIES CO, Ltd
Taifeng Road, 55 ANTING TOWN (JIADING)
SHANGHAI (CHINA)

JULY 2007

ECOMAG for BLUE SKYE

ECOMAG Srl
Direzione Generale	Sede Legale
Centro Direzione Colleoni	Viale Vittorio Veneto, 4
Palazzo Cassiopea 3	20124 Milano - Italy
20041 Agrate Brianza MI - Italy	Capitale Sociale € 10.400,00 i.v.
Tel. +39 039 6423.1	R.E.A. Milano 1591447
Fax +39 039 6892060	C.F. / Reg. Imprese / P. IVA 12811050157
info@ecomag-aa.it

Agrate Brianza,	July 2007
Project n°	874

Messrs BLUE SKYE S.A.R.L. 26, Rue Philippe II L-2340 LUSSEMBURGO

For the Attention of: Mr Gianluca D’avanzo

OBJECT:	Environmental site assessment phase 1 of the ARCOTRONICS industrial site located in Shanghai (China).

Dear Sirs,

In compliance with Your request, Ecomag, environmental, security and work health company of American Appraisal group, carried out an environmental site assessment phase I.

INDEX

1	EXECUTIVE SUMMARY	3

2	ENVIRONMENTAL ANALYSIS	4

3	DESCRIPTION	10

4	DOCUMENTS	12

5	OBJECTIVES AND LIMITING CONDITIONS	13

6	GENERAL SERVICE CONDITIONS	14

7	CLOSING REMARKS	17

874 – Ecomag for Blue Skye-
July 2007 - Final Report

Project Data

Proj. N.:	874

Prj Manager:	Chiara Faggioni

Site Visit Technicians:	Ermanno Pievani	Ecomag’s party

Site Visit Date:	12th July 2007

Reference persons:	Peter Yang Jessie Xu	Arcotronics’s party

Building data

Country:	China

Land:	JIADING

City:	Shanghai

Address:	55, Taifen Road

Main Use:	Capacitors production

Building typology:	Entire building	Bdg. N. 1

Gross Area (SLP):	20,000	sqm

Owner:	Shanghai Arcotronics Components & Machineries Co, Ltd

1          EXECUTIVE SUMMARY

In the next table all costs necessary to achieve the compliance judgement have been identified and subdivided in relation with the following different activities:

•                            Documents tracing;

•                            Technical check / In depth analysis;

•                            Physical adjustment / Management activity.

For each activity, identified costs have been classified as “sure” and/or “potential”:

•                            Sure costs: related to activities considered to be necessarily carried out. In this case costs have been subdivided into short, medium or long term, according to the urgency of the quoted activity;

•                            Potential costs: related to activities which could be necessary on the basis of the results coming from the quoted “sure” activity.

ENVIRONMENTAL SITE ASSESSMENT PHASE I

EXECUTIVE SUMMARY

COUNTRY	CHINA
TOWN	SHANGHAI - ANTING TOWN
ADDRESS	55 TAIFENG ROAD

	ADJUSTMENTS		SURE COSTS			POTENTIAL COSTS
ENVIRONMENTAL ASSESSMENT PHASE I	Adjustment Typology	Description	Short Term 1st year	Medium Term 2nd - 5th year	Long Term 6th - 10th year	min	MAX
No environmental adjustments are necessary

	SURE COSTS			POTENTIAL COSTS
TOTAL AMOUNT	Short Term 1st year	Medium Term 2nd - 5th year	Long Term 6th - 10th year	min	MAX
	€—	€—	€—	€—	€—

2              ENVIRONMENTAL ANALYSIS

•                             WATER: COMPLIANT

Water supply

Water supply for sanitary fixtures is granted through drawing from the city supply system. According to the data received during the site inspection, about 424 tons were used from January to June 2007 to satisfy fire protection, canteen and sanitary needs.

No well is used to draw groundwater.

Fire prevention pumps

Wastewaters

No water is used by the production cycle, therefore no industrial wastewater is produced within the site.

Wastewaters are similar to domestics ones and are discharged within the public sewer system; they are consisting of toilets and of the canteen discharges and of rainwater.

Wastewaters are discharged without any treatment; a general authorization was granted by proper authorities (integrated authorization valid for water and wastewaters, air emissions, solid wastes, noise emitted in July 24th 2003), with the bond to observe following limits, in accordance with Chinese regulations GB16297-96, DB31/199-1997, GB12348-90:

•	Discharge:	10	tons/day
•	CODcr:	400	mg/l
•	BOD5:	200	mg/l
•	NH3-N:	25	mg/l

In order to obtain the definitive authorization, an application was submitted to the Environmental Bureau of Anting in July 2007: the ownership has been waiting for sampling by the authorities for the end of July.

We point out that plans regarding the water supply and the wastewater sewer nets are available.

Adjustments

None

•         AIR EMISSIONS: COMPLIANT

Heating system
Not present.
Heating and refreshing are granted by heat pumps.

Other air emissions

By the plant used to produce the electric contacts on the capacitors, a dust suction system is installed in order to recycle tin and zinc. The suction system is supplied with proper filters, in accordance with the “Chinese industrial air emissions rule GBJ4 – 73”. The product informative form is available, issued by Shangai Industrial Dust Filter Equipment Co, Ltd..

According to information received during the site inspection, it is already planned to add an other filter to treat air emissions from additional production lines, which are planned to be installed in the near future.

Dust suction system

Adjustments

None

•              SOIL AND SUBSOIL: COMPLIANT

The site is located within the hydro-geological basin of a delta river. Therefore, soil is characterized by the massive presence of clays and silts. The groundwater table is very superficial and varies between -3,6 m (January – February) to 0,6 – 0,7 m from the ground level (July – August).

Past contamination

There was a residential house, before constructing the current site in 2004 – 2005. A past contamination is almost unlikely.

Underground storage tank

Not present.

Heating is granted by heat pumps and no other underground storage tank is used within the site.

Other potential soil contamination sources

Raw materials are mainly consisting of metals (tin, zinc) and metallized films.

Dangerous substances used within the site are mainly consisting of very few solvents, diluents, resins, alcohols. Small quantities of inks are used to stamp the capacitors.

Raw materials and wastes are stored in dedicated spaces both in closed rooms and outside.

Adjustments

None

•          WASTES: COMPLIANT

According to our site visit, wastes are well managed.
Produced wastes are mainly consisting of:

•	Epoxy resin:	about 100 kg/year
•	Capacitors residuals:	about 300 kg/year
•	Wires:	about 150 kg/year
•	Paper and cardboards:	about 150 kg/year

Hazardous wastes are produced as well, mainly consisting of solvents, resin, diluents, bonding agents. They are disposed through a proper company (Shangai Lu Zhon – Environmental Protection Engineering Company). The company’s authorization to carry on the activity is available and is valid until May 2008.

According to the described elements, the situation appears to be compliant.

Adjustments

None

•              ASBESTOS CONTAINING MATERIALS: COMPLIANT

During our site inspection, we did not identify any potentially asbestos containing material.

Adjustments

None

•              Man Made Vitreous Fibres: COMPLIANT

On account of their recent installation and of our site visit, false ceiling panels in man made vitreous fibres are in very good conditions and do not present any breaks.

It was not possible to verify the presence of fibres used as insulation of external walls.

No other fibres have been identified during our site visit.

False ceiling panels

Adjustments

None

•          PBC/PCT CONTAINING EQUIPMENTS: COMPLIANT

Not present.

A transformers room is dedicated to the subject property, containing a transformer insulated with epoxy resin.

According to the information given during the site inspection, no PCB containing oil has ever been used within the production cycle, started in 2005. No diathermic oil is used at present.

Transformer label

Adjustments

None

•          Ozone Depleting Substances : COMPLIANT

Following refreshing systems are present within the building:

•	One split unit using coolant R22 (3 Kg)
•	2 compressors, using gas R404a (2x3x11,5 Kg)
•	1 refreshing system Hitachi, using R22 (98 Kg)

Refreshing system branded Hitachi

Adjustments

None

•              NOISE EMISSIONS: COMPLIANT

All activities and processes take place within the building, with exception of charge and discharge. This last activity is carried out during the day and we believe it does not increase significantly the traffic in the area.

Even if some building systems, as the refreshing one, are installed outside, they are of the “new generation” and noise emissions are limited.

No complaints by neighbours are known.

Adjustments

None

3                  DESCRIPTION

3.1               Zoning

The site is located in the district of Jiading, Anting town, within the city of Shanghai. Located in the north-western part of Shanghai suburb, Anting is a modernized comprehensive industrial base, given priority to the saloon car manufacturing and car-related necessary accessories producing. It is also the most important town of western Shanghai suburb. Facing the Wusong River on the south and meeting the Jiangsu Province on the west border, Anting is situated on the southernmost part of Jiading District, which has a common boundary with Jiading, Kunshan and Qinpu. It is 32 kilometres away from the downtown and 20 kilometres from the Hongqiao Airport. Anting covers 54.75 square kilometres, administering 27 administrative villages and 13 residential committees. The resident population of Anting is 476,000.

The Nanjing—Shanghai railway Number 312 national highway and Shanghai—Nanjing superhighway traverse the town, connecting the criss-cross municipal road within the town and forming a transportation network.

The 500,000 voltage electric line connects Anting with East China electricity network and there are two transformer substations (110,000 voltage and 50,000 voltage) within the town.

3.2               Site description

The site has an extension of about 20,000 sqm; the covered portions extend on about 3,000 sqm.

Free areas are principally used as parking and present an asphalt pavement; few green areas are present.

The building has a flat roof and has a metallic structure (metallic beams and walls realized in metallic plates.

The building is subdivided between offices and production halls.

Heating and refreshing are produced through heat pumps.

The building is connected to the city water supply system and to the electricity supplier company.

Outside view

Production hall

3.3               Site history

According to data received during the site inspection, the subject property has been finished in August 2005; the building permit was issued in August 28th 2004. Production is currently carried on at the 50% of the whole factory capacity.

According to available data, the site has a residential use before.

Building under construction in 2004

4         DOCUMENTS

All the analysed documents have been listed in the next table.

ENVIRONMENTAL DOCUMENTS

TOWN	SHANGAI - ANTING TOWN	DISTR.	JIADING
ADRESS	55 TAIFENG ROAD

ENVIRONMENTAL

Date	Type of document	Object	Attachment	Notes
02/17/2006	Certificate	Certificate of ownership	—	—
“—	Licence	Commercial - business licence	—	n. 0288974 - valid until August 2052
06/01/2005	Permit	Building permit	—	—
09/07/2004	Plan	Project plan	—	Stamped by authorities for approval
07/01/2007	Application	Application for sewage discharge	—	—
“—	Product informative form	Product informative form - tissue filters	—	—
08/01/2003	Plan	Site plan	—	Stamped
05/01/2003	Plan	Plan of the water supply and wastewaters net	—	—
“—	Tecnical report	Tecnical report about soil and subsoil	—	—
“—	Permit	Authorization of the company disposing wastes to carry on the activity	—	—
07/24/2003	Tecnical report	Tecnical report about environmental issues	—	written by Shangai Municipality
02/17/2006	Certificate	Certificate of ownership	—	—

5         OBJECTIVES AND LIMITING CONDITIONS

5.1      Objectives of the analysis

Phase I Environmental Due Diligence: inspections and document analyses are carried out in order to verify that present and past activities comply with regulation and also in order to assess their possible environmental impact or contamination, without the execution of sampling, laboratory analysis, or technical tests.

During the inspection, analyses of the following were carried out:

•                            Sources of water supply;

•                            Water collection and draining system;

•                            Atmospheric emissions and the management thereof;

•                            Storage and management of special and hazardous waste materials;

•                            Potential sources of contamination of the soil and subsoil;

•                            Materials potentially containing asbestos (ACM) and the management thereof;

•                            Materials containing artificial vitreous fibers;

•                            Systems and equipment that may contain PCB/PCT synthetic oil;

•                            Materials hazardous to the ozone layer

•                            Presence of noise emissions

5.2       Limits of the analysis

ECOMAG has chosen adequate levels and methods of analysis in order to determine the state of the property subject to inspection, with particular attention being paid to environmental liabilities.

All activities deemed appropriate and necessary for the specific circumstances of the analysis have been carried out. The analysis is based on observing the site, analysing documents available on site or in the data room, and on information obtained from the competent authorities.

During the course of the analysis, any documents obtained that were different from those provided by the Client were not examined.

During the course of the environmental analysis, samples or analyses of materials, soil, and water were not carried out.

Therefore the possibility of additional liabilities that cannot be verified through a visual inspection or through a document analysis should not be excluded.

In cases where the documentation is not considered to be consistent with the dimensions of the property, with the activities carried out, and with the documentation required, in-depth studies aimed at keeping the property in compliance with the applicable regulations are recommended in the Conclusions.

Estimates were not obtained in order to determine the total costs of the works recommended and the costs applied are average values that have been estimated based on our experience with the type of work required.

It is the opinion of ECOMAG that the present or potential liabilities are those outlined in this report and in the relative attachments. However, it is not possible to completely exclude the presence of additional non-compliant situations in certain areas, in addition to those presented.

6         GENERAL SERVICE CONDITIONS

6.1      Agreement

The Contract governing this engagement, including these General Service Conditions, represents the entire agreement between ECOMAG and the Client. It supersedes any prior oral or written agreement and may not be altered except by the mutual agreements of all parties thereto.

6.2      Non transferability of Contract and Credit

None of the Parties can transfer the contract to Third Parties, either in whole or in part, without prior written agreement of the other Party, as provided for by art. 1406 c.c, except in the case of conveyance of the firm.

The Client may not delegate Third Parties to make the whole payment of the compensation in favour of ECOMAG, without the written agreement of ECOMAG.

The results of the analysis may be used exclusively by the Client.  Only the signed Client may rely on the results of the analysis carried out by ECOMAG.

6.3      Communication

Both parties have the right to communicate information by means of electronic media including e-mail and faxes unless such communication forms are expressly prohibited in the Contract. The Client is expected to communicate and to give information to the Client Service Team assigned by ECOMAG to this engagement. The Client shall not assume nor enlist the Client Service Team assigned by ECOMAG to any work contemplated by the Contract to have knowledge of information provided to others not part of the team.

6.4      Contingent Fees

ECOMAG’s compensation is not contingent in any way upon its opinion or conclusions or upon any subsequent event directly related to those opinions or conclusions.

The Client shall pay ECOMAG’s invoices in accordance with their stated terms.

6.5      Confidentiality

ECOMAG is obligated to maintain the confidentiality of the Client’s confidential information with the same degree of care that ECOMAG uses to keep its own materials confidential and shall not disclose it to anyone or use it for any purpose whatsoever other than the Client’s engagement except in the event that ECOMAG is legally compelled to disclose such information. Should this situation arise, ECOMAG shall provide the Client with prompt written notice so that the Client may seek a protective remedy, if available.

ECOMAG is obligated to comply with the regulations included in the new code with regards to the protection of personal information (Legislative Decree n. 196 dated 30 June 2003).

ECOMAG shall have the right to provide access to work files as required to comply with any quality or compliance audits administered by any necessary accreditation or standards organization with which its employees are associated. Any such access shall continue to be subject to the same confidence by both ECOMAG and the applicable organization.

Information shall not be treated as confidential if:

i)                            It is now or later becomes available to the public;

ii)                         At the time of disclosure to ECOMAG, the information was already in its possession;

iii)                      The information was obtained from a Third Party under no obligation of confidentiality to the Client.

ECOMAG shall have the right to include the Client’s name in its client list.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report shall be disseminated to Third Parties through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of ECOMAG.

6.6      Force Majeure

Neither the Client nor ECOMAG shall be liable for delays or for failures to perform according to the terms of the Contract due to circumstances that are beyond their individual control.

6.7      Governing Law, Jurisdiction and Venue

This Contract shall be governed exclusively by the Italian Law.

Any disputes regarding these agreements will be handled exclusively by the Italian Judge and will fall within the territorial jurisdiction of the Court of Milan.

6.8      Indemnification

The Client shall indemnify and compensate ECOMAG for any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorney fees, to which ECOMAG may become subjected in connection with this engagement, except for those judicially determined to have resulted from the negligence or intentional misconduct of ECOMAG.

ECOMAG shall indemnify and compensate the Client for any and all losses, claims, or expenses for bodily injury or property damage, in proportion to that which is caused by ECOMAG personnel or representatives during the performance of the engagement, except to the extent of the Client’s negligence.

ECOMAG’s liability to the Client shall in no event exceed the fees it receives as a result of the engagement, except to the extent determined to have resulted from the negligence or intentional misconduct of ECOMAG.

While on the Client’s premises, the personnel assigned by ECOMAG to any work contemplated by the Contract shall comply with all posted safety instructions or safety procedures requested by the Client.

6.9      Independent Contractors

ECOMAG and the Client shall operate as independent contractors with respect to each other. ECOMAG reserves the right to use subcontractors in executing the engagement. ECOMAG is an equal opportunity employer.

6.10    Matters Legal in Nature

ECOMAG has not carried out any investigation regarding the title of or any liabilities against the property appraised, nor has any examination been executed regarding cadastral, zoning, building, system, environmental, or safety characteristics though the analysis of documentation other than that supplied by the Client. ECOMAG has not obtained information and/or documents from public bodies, technical offices, or document archives, unless otherwise specified in the contract. Unless otherwise stated in the contract, ECOMAG has assumed that the owner’s claim is valid, the property rights are exercisable and transferable, and that there are no encumbrances that cannot be cleared through normal processes.

6.11    Reliance on Information Provided by the Client

ECOMAG is entitled to rely without independent verification on the accuracy and completeness of all of the information provided by the Client or its advisors upon which ECOMAG will base its conclusions, or which is simply cited in the report.

Although obtained from sources believed to be reliable, ECOMAG does not make any guarantee nor assume any responsibility regarding the truth or accuracy of any data, opinions, or estimates provided by others, unless the verification of such information is expressly stated.

6.12    Retention

Unless stipulated to the contrary in this proposal or in a subsequent written agreement, ECOMAG retains all files, documents, work papers, and other results, acquired during the course of the engagement as its property. Such materials will be retained for a maximum period of 5 years.

6.13    Standard of Performance

ECOMAG shall carry out the engagement in accordance with applicable professional standards. However, professional services usually involve judgements made in uncertain environments and based on an analysis of data that may be unverified or subject to change over time.

6.14    Limits of the Engagement

ECOMAG is only obligated to observe the conditions and speculations of the Contract regarding services specifically identified in the Contract itself and in any subsequent written agreements related to the adjustment of such services. Therefore this engagement is not applicable to any services that are not correlated, nor does it include the responsibility to update any work carried out once it has been completed.

Furthermore, ECOMAG reserves the right to refuse the provision of any additional services in any situation where it is deemed that such services may create a real or perceived conflict of interest, or in any situation where such activity may be illegal or in violation of applicable regulations or professional standards.

Should you find the parameters outlined above acceptable, we request that you send us a copy of the enclosed letter of acceptance dutifully filled out in its entirety and signed in accordance with art. 1341 and 1342 c.c.

7                           CLOSING REMARKS

The present work was managed by Claudia Soravia under the check of Chiara Faggioni and performed by ECOMAG staff:

•          Mr Ermanno Pievani

•          Mrs Chiara Faggioni

•          Mrs Claudia Soravia

•          Mr Paolo Foi

•          Mr Michelangelo Longo

ECOMAG has carried out the present engagement as an environmental consultant, and is certain that the information contained in this report is in live with the expectations of any future beneficiaries.

For any clarifications or additional information, we ask that you please feel free to contact ECOMAG at your convenience.

Best Regards,

Agrate Brianza

ECOMAG – Environmental Management

/s/ Ermanno Pievani	/s/ Chiara Faggioni
Ermanno Pievani	Chiara Faggioni
Technical Manager	Engagement Manager